UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2016

PENNTEX MIDSTREAM PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware	001-37412	47-1669563
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11931 Wickchester Ln., Suite 300
Houston, Texas 77043
(Address of principal executive office) (Zip Code)

(832) 456-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.
On October 24, 2016, PennTex Midstream Partners, LLC (“PennTex Development”) entered into a Contribution Agreement (the “Contribution Agreement”) with Energy Transfer Partners, L.P. (“ETP”), NGP X US Holdings, L.P. (“NGP”), and the additional contributors party thereto (together with NGP, the “Contributors”). Pursuant to, and subject to the terms and conditions of, the Contribution Agreement, ETP has agreed to acquire from the Contributors (i) 100% of the membership interests in PennTex Development (ii) 6,301,596 common units representing limited partner interests in PennTex Midstream Partners, LP (the “Partnership”) and 20,000,000 subordinated units representing limited partner interests in the Partnership; (iii) 100% of the membership interests in PennTex Midstream GP, LLC, the general partner of the Partnership; and (iv) 100% of the Partnership’s incentive distribution rights.
The transactions contemplated by the Contribution Agreement are expected to close during the fourth quarter of 2016, subject to customary closing conditions. Upon the completion of the transactions contemplated by the Contribution Agreement, ETP will own the general partner of, and will control, the Partnership, and will own approximately 65% of the outstanding limited partner interests in the Partnership.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PennTex Midstream Partners, LP

		By:	PennTex Midstream GP, LLC,
its general partner

Dated:	October 25, 2016	By:	/s/ Steven R. Jones
Name: Steven R. Jones
Title: Executive Vice President and Chief Financial Officer